EXHIBIT 99.1

Pacific Energy Development Announces Entry into Significant Equity Funding and Company Restructuring Agreement

August 18, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the “Company”), announced today that it has entered into a definitive subscription agreement to receive $12 million in equity financing as part of the previously announced company restructuring. A Hong Kong investment group (the “Equity Investors”) led by investor Dragon Gem Limited has agreed to the terms of the restructuring whereby approximately $61 million of the Company’s debt will be converted into common stock of the Company, leaving only the current $5.8 million of senior secured debt but with a lower interest rate, no sweep or payments due until May, 2019. Both the Equity Investors and converting note holders will receive Series B Preferred Stock for their investment at closing and, upon receipt of Company shareholder and NYSE American additional listing approval, the Series B Preferred Stock will be convertible into common stock of the Company, with the Company’s issued and outstanding capitalization following receipt of such approvals expected to be held approximately as follows: 11% by existing Company shareholders, 33% by converting Company debt holders, 51% by the Equity Investors, and 5% by members of the Company’s management team.

Closing is subject to numerous conditions, including, but not limited to, receipt of Company Board and NYSE American approval, finalization and entry into debt conversion and repayment agreements with senior lenders and restructuring of the terms of the surviving senior debt, the terms of both of which have been substantially agreed upon, and entry into voting agreements necessary to secure shareholder approval of the transactions. There can be no assurance that such transactions will be completed as currently contemplated and agreed.

As previously disclosed, upon successful consummation of the transactions, the Company is expected to emerge with a strong balance sheet with an estimated $70 million increase in stockholders’ equity including $12 million in cash and only approximately $6 million in debt. If the transactions are consummated as planned, the Company believes it will be properly capitalized and positioned to initially grow through execution of its development plan to increase cash flow as well as immediately pursue the common goal of the Equity Investors and management to grow the Company through accretive acquisitions of oil and gas properties and operating companies, some of which are already in discussions. The existing members of management will remain in place to lead the Company, as will the majority of the existing Board. The Equity Investors will have the right to appoint up to three members to an expanded six-member Board of Directors, with two of those appointments required to be deemed independent by the NYSE American Exchange.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, "We are very pleased to be able to announce entry into the definitive subscription agreement with our new equity investor and provide the market with greater detail regarding these transformative transactions we have been working on with the investor and our lenders since the end of 2016. It has been an arduous and long process getting all parties to where we are today with a binding subscription agreement in hand and closing in sight, and we look forward to bringing these transactions to a successful close that we believe will be very favorable to all parties, our current shareholders, our note holders, and our new equity investors.”

“We believe these transactions will transform the Company in a very positive way,” Mr. Peterson continued. “These transactions will substantially increase stockholders’ equity, remove most of the debt burden on the Company, and provide the development capital needed to execute the development plan of our current assets, generate cash flow, and to seek accretive acquisitions, all of which are anticipated to significantly increase the value of our shares to the benefit of our common equity shareholders. These transactions will also help unlock the great development potential of our oil and gas assets and brings in an investor who is committed to grow the Company through both development and acquisition and who has the access to capital to do so. We are very excited to move forward and are now fully-focused on working with our lenders, the new investor, and the NYSE American Exchange to successfully close by the September 30, 2017 target date.”

Additional information regarding the subscription agreement and the transactions contemplated in connection therewith is set forth in a Current Report on Form 8-K filed by the Company today with the Securities and Exchange Commission.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors" and risks relating to: termination of the subscription agreement and related transactions; failure to come to agreement on certain matters which are contemplated by the subscription agreement and related transactions; failure to obtain shareholder approval as required by the subscription agreement and related transactions; failure to convert, satisfy or otherwise discharge the Company’s debt as required pursuant to the Subscription Agreement; the failure to consummate or a delay in consummating the proposed transaction for other reasons; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and the diversion of management time on transaction-related issues. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts
Pacific Energy Development

1-855-733-3826
PR@pacificenergydevelopment.com